Exhibit  21


                     Subsidiaries of Criticare Systems, Inc.


     The  subsidiaries  of  Criticare  Systems,  Inc.  are  as  follows:



NAME                                       JURISDICTION OF ORGANIZATION
Criticare Service GmbH. . . . . . . . . . . . .  Germany
Sleep Care, Inc.. . . . . . . . . . . . . . . .  Delaware
Criticare Biomedical, Inc.. . . . . . . . . . .  Wisconsin
CSI Trading, Inc. . . . . . . . . . . . . . . .  Wisconsin
Criticare International GmbH
 Marketing Services . . . . . . . . . . . . . .  Germany



______________________

     All subsidiaries are wholly owned, directly or indirectly, by Criticare Systems, Inc.